SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

SCPIE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2007, the Compensation Committee of the Board of Directors of SCPIE Holdings Inc. (the “Company”) set the performance targets and targeted bonus opportunities for 2007 under the Company’s Annual Incentive Plan for the Company’s senior vice presidents and Chief Accounting Officer. The Annual Incentive Plan provides for the payment of cash bonuses based on a combination of Company performance in relation to predetermined objectives and individual executive performance for each year under the plan. For 2007, the Compensation Committee has determined to base plan payouts on a core net earned premium target and a core combined ratio target. The Compensation Committee concluded that using core net earned premium and core combined ratio targets provide the appropriate incentives to align management performance with the Company’s business plan. The Compensation Committee has established $120.0 million as the core net earned premium revenue target and 93% as the core combined ratio target for purposes of bonus awards for 2007. The greater weight will be placed on the core combined ratio component, with 75% of the targeted plan payouts being based on the core combined ratio target and 25% of the targeted plan payouts being based on the achievement of the core net earned premium revenue target. Actual plan payouts will be based on a graduated scale that adjusts the targeted bonus opportunities upward or downward based on the degree to which the Company’s performance under each component has either exceeded or fallen short of the targets. The Compensation Committee has set the individual targeted bonus opportunities (before adjustment for Company and individual performance) at 40% of base salary during 2007. As in prior years, Mr. Zuk set the target bonus opportunities for officers other than senior vice presidents and the Chief Accounting Officer.

On the same date the Compensation Committee made its determinations, the Stock Option and Incentive Bonus Committee of the Board of Directors (the “Bonus Committee”) set the performance targets under the Senior Executive Bonus Plan (the “Senior Plan”), which are determined in the same manner as under the Annual Incentive Plan. For 2007, the Bonus Committee has set Mr. Zuk’s targeted bonus opportunity (before adjustment for Company performance) at 50% of base salary during 2007, with the same core net earned premium revenue and core combined ratio targets as were set under the Annual Incentive Plan. The Bonus Committee also adjusted the bonus amount upward by 50% pursuant to the provision in the plan that permits such upward modification for individual performance.

Bonuses for 2007 under the Annual Incentive Plan and the Bonus Plan will be paid to participants in early 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 30, 2007	SCPIE HOLDINGS INC.

	By:	/s/ Robert B. Tschudy
	Name:	Robert B. Tschudy
	Its:	Senior Vice President and Chief Financial Officer

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